Exhibit 16.1

May 2, 2018

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the statements of Alta Mesa Resources, Inc. included under Item 4.01 of its Form 8-K dated April 27, 2018, and we agree with the statements contained in paragraphs 3 and 4 and the statement made in the 1st paragraph under Item 4.01, in which we were informed of our dismissal on April 27, 2018.

/s/ WithumSmith+Brown, PC

New York, New York

cc:   Ms. Diana J. Walters

      Audit Chair

      Alta Mesa Resources, Inc.